UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 25, 2006 Information Architects Corporation, a North Carolina corporation (the "Company") completed the Asset Acquisition Agreement with Global Triad, Incorporated. A copy of the Acquisition Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. The Company issued a press release announcing the acquisition on August 31st, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Number	Description
10 99.1

Acquisition Agreement

Press Release, dated August 31, 2006, entitled “Information Architects Signs Merger Agreement With Global Triad, Inc. Including Global TV, Inc. Global Wifi Plus, Inc. and Global Marine System, Inc.”

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

September 6, 2006

INFORMATION ARCHITECTS CORPORATION BY: /S/ Todd K. Morgan —————————————— Todd K. Morgan Chief Executive Officer